UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2021

GENUFOOD ENERGY ENZYMES CORP.

(Exact name of registrant as specified in charter)

Nevada	000-56112	68-0681158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1108 S. Baldwin Avenue, Suite 107 Arcadia, California		91007
(Address of principal executive offices)		(Zip Code)

(855) 707-2077

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02.	Unregistered Sales of Equity Securities.

In June 2021, Genufood Energy Enzymes Corp. (the “Company”) sold 63,000,000 shares of its common stock to 18 individuals at a purchase price of $0.01 per share, for gross and net proceeds of $630,000, in an offering that is continuing. The offering is exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Regulation D and/or Regulation S promulgated thereunder.

Item 8.01	Other Events.

On June 25, 2021, the Company purchased 60,000 shares of Series C Preferred Stock (“Series C Preferred Shares”), at $10.00 per share, for a total purchase price of $600,000, from Hukui Biotechnology Corporation, pursuant to that certain Series C Preferred Shares Subscription Agreement dated September 23, 2020 (the “Hukui Agreement”). As previously reported, pursuant to the Hukui Agreement, the Company has agreed to purchase an aggregate 200,000 Series C Preferred Shares, at $10.00 per share, for an aggregate investment of $2,000,000, in a series of three closings from December 15, 2020 through June 30, 2022. The Company purchased 80,000 Series C Preferred Shares for $800,000 on December 15, 2020. This is the second such closing under the Hukui Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENUFOOD ENERGY ENZYMES CORP.

Date: June 28, 2021	By:	/s/ Jui Pin Lin
Jui Pin Lin Chief Executive Officer

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